Exhibit 1

     The following individuals are executive officers or directors of CCB. Each individual is a citizen of the United States.

                          Title of
Reporting Person      Reporting Person    Business Address


Ernest C. Roessler     Chairman and       CCB Financial
                       President(Chief     Corporation
                       Executive Officer) 111 Corcoran Street
                                          Durham, NC 27701

William L. Abercrombie, Vice Chairman     CCB Financial
  Jr.                                      Corporation
                                          111 Corcoran Street
                                          Durham, NC 27701

J. Harper Beall, III   Director           President and Chief
                                          Executive Officer
                                          Fairfield Chair
                                          Company
                                          1331 Harper Avenue
                                          Lenoir, NC 28645

James B. Brame, Jr.    Director           President
                                          Brame Specialty Co.,
                                           Inc.
                                          2021 S. Briggs Avenue
                                          Durham, NC 27703

Timothy B. Burnett     Director           President
                                          Bessemer Improvement
                                           Company
                                          822 N. Elm Street
                                          Greensboro, NC 27401

Blake P. Garrett, Jr.  Director           Partner
                                          Garrett & Garrett
                                          P.O. Box 36
                                          Fountain Inn, SC 29644

Edward S. Holmes       Director           Partner
                                          Holmes & McLaurin
                                           Attorneys
                                           at Law
                                          27 Hillsboro Street
                                          Pittsboro, NC 27312

David B. Jordan        Vice Chairman      CCB Financial
                                           Corporation
                                          111 Corcoran Street
                                          Durham, NC 27701

C. Dan Joyner          Director           President and Chief
                                           Executive Officer
                                          The Prudential/C. Dan
                                           Joyner
                                          P.O. Box 16059
                                          Greenville, SC 29606


Owen G. Kenan          Director           President and Chief
                                           Executive Officer
                                          Kenan Enterprises, Inc.
                                          129 Timberhill Place
                                          Chapel Hill, NC 27514

Eugene J. McDonald     Executive Vice     President
                        Chairman          Duke Management
                                           Company
                                          2200 West Main Street,
                                           Suite 1000
                                          Durham, NC 27707

Hamilton W. McKay,     Director           Retired Physician
  Jr., M.D.                               Carolina Asthma &
                                          Allergy
                                           Center, P.A.
                                          2711 Randolph Road
                                          Charlotte, NC 28207

George J. Morrow       Director           President and Chief
                                           Executive Officer
                                          Glaxo Wellcome Inc.
                                          Five Moore Drive
                                          Research Triangle
                                           Park, NC 27709

Eric B. Munson         Director           President and Chief
                                           Executive Officer
                                          University of North
                                           Carolina Hospitals
                                          101 Manning Drive
                                          Chapel Hill, NC 27514

Dr. David E. Shi       Director           President
                                          Furman University
                                          3300 Poinsett Highway
                                          Greenville, SC 29613

Jimmy K. Stegall       Director           President
                                          Stegall Petroleum, Inc.
                                          527 East Franklin
                                           Street
                                          Monroe, NC 28111

H. Allen Tate, Jr.     Director           President
                                          Allen Tate Company, Inc.
                                          6620 Fairview Road
                                          Charlotte, NC 28210

James L. Williamson    Director           Retired Partner
                                          KPMG LLP
                                          1937 Clematis Drive
                                          Charlotte, NC 28211

Dr. Phail Wynn, Jr.    Director           President
                                          Durham Technical
                                          Community College
                                          1637 Lawson Street
                                          Durham, NC 27703

Richard L. Furr        Senior Executive   CCB Financial Corporation
                       Vice President     111 Corcoran Street
                                          Durham, NC 27701

J. Scott Edwards       Senior Executive   CCB Financial Corporation
                       Vice President     111 Corcoran Street
                                          Durham, NC 27701

Sheldon M. Fox         Executive Vice     CCB Financial
                       President           Corporation
                       and Chief          111 Corcoran Street
                       Financial          Durham, NC 27701
                       Officer

W. Harold Parker, Jr.  Senior Vice       CCB Financial President
                       Corporation
                       and Controller     111 Corcoran Street
                       (chief accounting  Durham, NC 27701
                       Officer)